(11)(b)

                          CONSENT OF DELOITTE & TOUCHE, LLP



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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 54 to Registration Statement No. 2-75503 of Maxim Series Fund, Inc. of our report dated December 22, 1997 appearing in Part B of the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Auditors for the Fund and Growth & Income" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
January 28, 1998